SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) APRIL 14, 2000
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         CHINA BROADBAND CORP. (FORMERLY INSTITUTE FOR COUNSELING, INC.)
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

          0-28345                                       72-1381282
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 (Commission File Number)                  (IRS Employer Identification No.)

     624 WILDERNESS DRIVE, S.E., CALGARY, ALBERTA, CANADA           T2J 1Z2
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       (Address of Principal Executive Offices)                   (Zip Code)

                                 (403) 225-2198
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              (Registrant's Telephone Number, Including Area Code)

       FORMERLY, INSTITUTE FOR COUNSELING, INC., 404 - 815 HORNBY STREET,
                         VANCOUVER, B.C. CANADA V6Z 2E6
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          (Former name or Former Address, if Changed Since Last Report)


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                   ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On April 14, 2000, the Registrant acquired all of the issued and outstanding shares in the capital of China Broadband (BVI) Corp. ("CB-BVI"), a company incorporated under the laws of the British Virgin Islands. In consideration for such shares, the Registrant issued to the former shareholders of CB-BVI, an aggregate of 13,500,000 shares in the capital of the Registrant. A copy of the Purchase Agreement setting out the terms of such acquisition that was entered into in March 2000 among the Registrant, CB-BVI and the former shareholders of CB-BVI is attached as an Exhibit hereto. The former shareholders of CB-BVI are now the controlling shareholders of the Registrant, and three of those shareholders are directors and officers of the Registrant. See Item 6. Resignations of Registrant's Directors.

         BIG SKY

The Registrant  acquired CB-BVI in order to provide cable broadband  services in the People's Republic of China ("China") through CB-BVI's operational subsidiary, Big Sky Network Canada Ltd. ("Big Sky"). Big Sky is a corporation incorporated under the laws of the British Virgin Islands ("BVI"). CB-BVI owns 50% of Big Sky's issued and outstanding shares. SoftNet Systems, Inc. ("SoftNet"), a corporation incorporated under the laws of the State of Delaware, owns the 50% interest in Big Sky not owned by CB-BVI.

         BUSINESS PLANS

Big Sky plans to provide internet access to Chinese residential and business customers via the hybrid optical fibre-coaxial ("HFC") cable architecture of existing cable television ("CATV") stations in China, at a fraction of the cost and many times the speed of the current dial-up alternative. As the purchase of Chinese CATV stations is not permitted, Big Sky intends to form joint ventures with Chinese CATV stations. Under these joint ventures, a CATV station will contribute the necessary bandwidth on its HFC cable system and Big Sky will contribute the requisite capital, management and technology. Big Sky's initial focus will be on providing residential and business internet access. Ultimately, as development evolves and Chinese regulations permit, Big Sky intends to provide its residential and corporate customers with a full array of quality services including web hosting, internet/intranet business solutions, e-mail, on-line internet content services (such as shopping, games, medicine, education), e-commerce, interactive video on demand (VOD), music on demand (MOD) and IP telephony.

         SHENZHEN JOINT VENTURE

Big Sky signed a joint venture contract with China Merchants Shekou Industrial Zone, Ltd. ("China Merchants") on September 21, 1999 to establish Shenzhen China Merchants Big Sky Network Ltd. (the "Shenzhen JV"). A copy of the joint venture contract is attached as an Exhibit hereto. Under the terms of the Shenzhen JV contract, China Merchants agreed to provide all the non-broadcast rights on the cable networks of the Shekou CATV station, a cable television station controlled by China Merchants. Big Sky is required to contribute a total of US$3,000,000 to the Shenzhen JV as capital, of which Big Sky has already contributed a total of US$500,000. Big Sky is also responsible for providing technical support to the Shenzhen JV. Over the Shenzhen JV's 15-year duration, Big Sky will be entitled to receive 60% of the joint venture profits earned between 2000 and 2004, 50% of the profits earned between 2005 and 2009 and 40% of the profits earned between 2010 and 2014. Big Sky is entitled to appoint four of the seven directors on the board of directors of the Shenzhen JV for the first five years of its operations and is thereafter entitled to appoint three of the seven directors.

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         LETTERS OF INTENT

Big Sky has signed letters of intent to form similar joint ventures involving CATV stations located in the cities of Zhuhai, Chengdu, Dalian and Cixi in China. Big Sky is currently negotiating an additional 13 such letters of intent throughout China's wealthier southern provinces.

                 ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not Applicable

                      ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not Applicable

             ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not Applicable

                             ITEM 5. OTHER EVENTS.

Pursuant to private placements that closed on or about April 14, 2000, the Registrant issued an aggregate of 3,336,667 common shares for aggregate subscription proceeds of US$11,397,502.

                ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Pursuant to the terms of the Purchase Agreement under which the Registrant acquired CB-BVI, James Charuk, Brent Shaw and Michael Kang resigned as directors and officers of the Registrant as of April 14, 2000, and Matthew Heysel was appointed a director and the Chairman and Chief Executive Officer of the Registrant, Daming Yang was appointed a director and the President of the Registrant and Tom Milne was appointed a director and the Vice-President, Chief Financial Officer, Treasurer and Secretary of the Registrant.

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Financial statements for CB-BVI and pro-forma financial information will be filed within 60 days of the date of this report.

Exhibits attached pursuant to Item 601 of Regulations:

(1)      Exhibit 2 - Purchase Agreement for the Acquisition of CB-BVI
(2)      Exhibit 10 - Joint Venture Contract between Big Sky and China Merchants


                         ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CHINA BROADBAND CORP.
                                  -------------------------------------
                                                           (Registrant)



Date    APRIL 27, 2000      By:/s/ MATTHEW HEYSEL
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                            Name: Matthew Heysel
                            Title:Chairman, Chief Executive Officer and Director


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